NO. _______                                                    ___________ UNITS

                                                          CUSIP No. ____________

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                     --------------------------------------
              Incorporated under the Laws of the State of Delaware

               UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

         THIS CERTIFIES THAT ____________________________________________ is the
owner of __________________________________________________ (_____________)
unit(s) (each, a "Unit" and collectively, the "Units"). Each Unit consists of one (1) fully paid and nonassessable share, par value $0.0001 per share, of the common stock ("Share") of NORTH AMERICAN INSURANCE LEADERS, INC. (hereinafter and on the reverse hereof called the "Corporation"), and one (1) warrant to purchase one (1) Share of the Corporation for a purchase price of $6.00 per Share ("Warrant"). The Share(s) and the Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until the Corporation has filed with the Securities and Exchange Commission a Current Report on Form 8-K that includes an audited balance sheet reflecting the Corporation's receipt and disposition of the gross proceeds of the Corporation's initial public offering. The terms of the Warrant(s) are governed by a Warrant Agreement, dated as of ________________, 2005 between the Corporation and JPMorgan Chase Bank, NA, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Each Warrant will become exercisable on the later of (i) the Corporation's completion of its initial Business Combination (as defined in the Warrant Agreement) or (ii) __________________, 2006, and will expire unless exercised before 5:00 P.M., New York time, on __________________, 2009, or earlier upon redemption. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at _______________________________________, and are available to any Warrant holder on written request and without cost. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of _____________, 2005.

                                     (SEAL)

Countersigned and Registered:                     ______________________________
Transfer Agent and Registrar                      Scott A. Levine
                                                  Chairman of the Board

By:  ______________________________               ______________________________
      Authorized Signatory                        William R. de Jonge
                                                  President

                                IMPORTANT NOTICE
                                ----------------

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors, to all of which the holder of this certificate by acceptance hereof assents.

                               _________________

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -  as tenants in common               UNIF GIFT MIN ACT ___________     Custodian __________
TEN ENT   -  as tenants by the entireties                         (Custodian)                 (Minor)
JT TEN    -  as joint tenants with right                          under Uniform Gifts to Minors Act of
             of survivorship and not as                           ____________________________________
             tenants in common                                    (State)
                                Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ HEREBY SELLS, ASSIGNS AND TRANSFERS

UNTO __________________________________________________________________________,
     (Please print or typewrite name and address, including zip code, and social security number of assignee)

_______________________ (___________) Unit(s) of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ______________ attorney to transfer the said Unit(s) on the books of the Corporation, with full power of substitution in the premises.

Dated: ___________________       _______________________________________________
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).